Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

   This public document:

2. has been signed by Charuni Patibanda-Sanchez

3. acting in the capacity of Secretary Of State Of Delaware

4. bears the seal/stamp of Office Of Secretary Of State

Certified

5. at Dover, Delaware

6. tenth day of February, A.D. 2026

7. by Secretary of State, Delaware Department of State

8. No.203056096

9. Seal/Stamp:

10. Signature:

Charuni Patibanda-Sanchez, Secretary of State

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DOC.COM INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH, A.D. 2021, AT 8:47 O`CLOCK A.M.


SECRETARY OF STATE
1776
1976
DELAWARE

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

4834576 8100
SR# 20260503995

Authentication: 203056122
Date: 02-10-26

You may verify this certificate online at co ver.shtml

Division of Corporations
Delivered 08:47 AM 03/31/2021
FILED 08:47 AM 03/31/2021
SR 20211116716 - File Number 4834576

STATE OF DELAWARE CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

ARTICLE I.

The name of this Corporation is DOCCOM INC.

ARTICLE II.

The address of the Corporation's registered office in the State of Delaware is to be located at, 8 The Green STE A, DE Street, in the City of Dover, County of Kent, Zip Code 19901. The registered agent in charge thereof is Delaware Corporate Headquarters LLC.

ARTICLE III.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

The Corporation is authorized to issue Common Stock and Preferred Stock.

This Corporation shall have authority to issue 100,000 shares, that shall be designated Common Stock and shall be without par value, and 5,000 shares shall be designated Preferred Stock and shall have a par value of $10.00 per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V.

The Corporation is to have perpetual existence.

CERTIFICATE OF INCORPORATION

ARTICLE I.

The name of this Corporation is DOC.COM INC.

ARTICLE II.

The address of the Corporation's registered office in the State of Delaware is to be located at, 8 The Green STE A, DE Street, in the City of Dover, County of Kent, Zip Code 19901. The registered agent in charge thereof is Delaware Corporate Headquarters LLC.

ARTICLE III.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

The Corporation is authorized to issue Common Stock and Preferred Stock.

This Corporation shall have authority to issue 100,000 shares, that shall be designated Common Stock and shall be without par value, and 5,000 shares shall be designated Preferred Stock and shall have a par value of $10.00 per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions thereof, of each such series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V.

The Corporation is to have perpetual existence.

ARTICLE VI.

The number of Directors which constitutes the whole Board of Directors of the Corporation and the manner of their election shall be designated in the Bylaws of the Corporation.

ARTICLE VII.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

ARTICLE VIII.

8.1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this provision shall not eliminate or limit the liability of a Director: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve material misconduct or a knowing violation of law; (iii) under the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit.

8.2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee, or agent at the request of the Corporation or any predecessor of the Corporation.

8.3. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE IX.

9.1. At any election of directors of the Corporation, each holder of stock shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of stock multiplied by the number of directors to be elected by such holder, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any 2 or more them as such holder may see fit.

9.2. Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the Directors then in office or by a sole remaining Director.

9.3. So long as Charles Nader holds any stock in the Corporation, he shall be entitled to nominate one (1) person to the Board of Directors.

ARTICLE X.

Advance notice of new business and stockholder nominations for the election of Directors shall be given in the manner and to the extent provided in this Bylaws of the Corporation.

ARTICLE XI.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII.

The name and mailing address of the incorporator are as follows:

Name: Jasjit Singh Grewal Law Firm, PLLC

Contact: Jason Grewal, Esq.

Mailing Address: 18891 55A Ave, Surrey, BC, Canada

Zip Code: V3S 6X1

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

11th day of March, A.D. 2021.

Jasjit Singh Grewal Law Firm, PLLC, Incorporator

NAME: Jason Grewal, Esq
(type or print)

BY: ______________________

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

This public document:

2. has been signed by Charuni Patibanda-Sanchez

3. acting in the capacity of Secretary Of State Of Delaware

4. bears the seal/stamp of Office Of Secretary Of State

Certified

5. at Dover, Delaware

6. tenth day of February, A.D. 2026

7. by Secretary of State, Delaware Department of State

8. No.203056094

9. Seal/Stamp:


SECRETARY OF STATE
1776
1970
DELAWARE

10. Signature:

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DOC.COM INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF FEBRUARY, A.D. 2023, AT 5:29 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

Authentication: 20305612
Date: 02-10-2

4834576 8100
SR# 20260503995

You may verify this certificate online at corp.c... ...tver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:29 PM 02/21/2023
FILED 05:29 PM 02/21/2023
SR 20230619995 - File Number 4834576

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

"FIRST": That at a meeting of the Board of Directors of: **"DOC.COM INC."**

"RESOLVED", that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered " **Article IV** ", **"Article VIII" and "Article IX"** so that, as amended, said Article shall be and read as follows:

Amend Capital Stock - The below changes are duly adopted in accordance with the provision of section 242 (Title 8 of chapter l of 242) of the General Corporation Law of the State of Delaware. The authorized capital stock of this Corporation shall consist of:

"Article IV"

A. 800,000,000 Class A common shares, par value of $0.000001. Each Class A share shall have one vote.

B. 50,000,000 Class B common shares, par value of $0.00000l. Each Class B share shall have 20 votes. The Class B common shares shall convert to Class A common shares by the unanimous written consent of this Corporation's Board of Directors.

C. All current issued common shares shall be part of Class A shares.

D. 75,000,000 Class C common shares, par value of $0.000001. Each Class C share shall not be entitled to any votes. The Class C common shares shall convert to Class A common shares by the unanimous written consent of this Corporation's Board of Directors.

E. 75,000,000 Preferred shares, par value $0.000001.

"Article VIII"

To be stricken.

"Article IX"

To be stricken.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section

222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this day of, 21st, day of February 2023

DocuSigned by:

By: ______________________

9631BE9C0607433...

Title: CEO
Name: Charles Nader , Authorized Officer

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

   This public document:

2. has been signed by Charuni Patibanda-Sanchez

3. acting in the capacity of Secretary Of State Of Delaware

4. bears the seal/stamp of Office Of Secretary Of State

Certified

5. at Dover, Delaware

6. tenth day of February, A.D. 2026

7. by Secretary of State, Delaware Department of State

8. No.203056092

9. Seal/Stamp: 10. Signature:

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CORRECTED CERTIFICATE OF "DOC.COM INC.", FILED IN THIS OFFICE ON SIXTH DAY OF SEPTEMBER, A.D. 2023, AT 6:15 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

SECRETARY OF STATE · DELAWARE · 1776 · 1970

4834576 8101
SR# 20260503995

Authentication: 203056120
Date: 02-10-26

You may verify this certificate online at co[...].shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:15 PM 09/06/2023
FILED 06:15 PM 09/06/2023
SR 20233432584 - File Number 4834576

CORRECTED CERTIFICATE OF AMENDMENT
OF
DOC.COM INC.

The Office of the Secretary of State filed a Certificate of Amendment for DOC.COM INC. on the February 21, 2023. Said Certificate of Amendment erroneously omitted some provisions and requires correction as permitted by Chapter 1 of Title 8, Subsection 103, of the Delaware General Corporation Laws.

The Certificate of Amendment of DOC.COM INC. is hereby corrected in its entirety to read as follows:

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

"FIRST": That at a meeting of the Board of Directors of: **"DOC.COM INC."**

"RESOLVED", that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered " **Article IV** ", so that, as amended, said Article shall be and read as follows:

Amend Capital Stock - The below changes are duly adopted in accordance with the provision of section 242 (Title 8 of chapter l of 242) of the General Corporation Law of the State of Delaware. The authorized capital stock of this Corporation shall consist of:

"Article IV"

A. 800,000,000 Class A common shares, par value of $0.000001. Each Class A share shall have one vote.

B. 50,000,000 Class B common shares, par value of $0.00000l. Each Class B share shall have 20 votes. The Class B common shares shall convert to Class A common shares by the unanimous written consent of this Corporation's Board of Directors.

C. All current issued common shares shall be part of Class A shares.

D. 75,000,000 Class C common shares, par value of $0.000001. Each Class C share shall not be entitled to any votes. The Class C common shares shall convert to Class A common shares by the unanimous written consent of this Corporation's Board of Directors.

E. 75,000,000 Preferred shares, par value $0.000001.

F. Effective February 24, 2023, each outstanding share of this Corporation's common stock will automatically convert to 3.5 shares of this Corporation's common stock.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of September 2023.

By: ______________________________

Title: CEO
Name: Charles Nader, Authorized Officer